UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2016

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2016, the Board of Directors (the “Board”) of the Company, on the recommendation of the Compensation Committee, determined the 2016 corporate goals relating to the Company’s annual cash incentive bonus plan (the “Plan”) in which certain employees and executive officers of the Company are eligible to participate. All of our executive officers, other than Dr. Geoffrey Cox, our Interim Chief Executive Officer, participate in the Plan.  None of our directors currently participate in the Plan.

The Plan provides cash bonuses based on the achievement of goals related to individual and corporate performance in 2016. The amount of the cash bonus that any executive officer is eligible to receive is based on a predetermined target percentage of base salary and is subject to the achievement of corporate (weighted 75%) and individual (weighted 25%) goals.

Individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of the Company’s corporate goals. The Company’s corporate goals are described below and are weighted from 0-100% in relative allocation. In determining whether the Company’s corporate goals have been achieved, the Compensation Committee may consider any factors and achievements it considers appropriate.

The following is a description and relative weighting of the 2016 corporate goals:

•                  Synthetic Retinoid Program: The goals related to the synthetic retinoid program, which represent 70% of the 2016 corporate goals, include achieving specific milestones related to the regulatory and clinical development progress for QLT091001, our synthetic retinoid program, including the objectives of (a) completing the IRD Natural History Study in the second quarter of 2016, (b) initiating a pivotal clinical trial in the third quarter of 2016, and (c) submitting an application to the European Medicines Agency for conditional approval of QLT091001 in the second half of 2016.

•                  Operational:  The goals related to operational activities, which represent 15% of the 2016 corporate goals, include (a) strengthening operational functions to support the clinical development organization, (b) effectively managing cash flow, and (c) if an application for conditional approval of QLT091001 is made to the European Medicines Agency, initiating planning for commercialization and reimbursement.

•                  Explore Strategic Options:  The goals related to exploring strategic options, which represent 15% of the 2016 corporate goals, include completing a review of strategic alternatives, and if any such alternatives are approved by the Board of Directors and/or shareholders, as applicable, completing any related transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	“W. Glen Ibbott”
Name:	W. Glen Ibbott
Title:	Senior Vice President, Finance and
Chief Financial Officer

Date:      March 28, 2016